UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2017

HOUSTON AMERICAN ENERGY CORP.

(Exact name of registrant as specified in Charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

801 Travis St., Suite 1425

Houston, Texas 77002

(Address of Principal Executive Offices)(Zip Code)

713-222-6966

(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed on January 4, 2017, Houston American Energy Corp. (“Houston American”) entered into a Participation Agreement to acquire from Founders Oil & Gas III, LLC a 25% working interest (subject to a 5% back-in after project payout in favor of the prospect generator, to be borne proportionately among the working interest owners) in two lease blocks in Reeves County, Texas (the “Prospect”).

On February 9, 2017, Houston American completed the acquisition of the Prospect, consisting of 717.25 gross acres for a purchase price of $986,046.

Houston American funded the purchase price with proceeds from its January 31, 2017 private placement of shares of 12.0% Series A Convertible Preferred Stock.

Item 7.01. Regulation FD Disclosure.

On February 9, 2017, Houston American issued a press release announcing the closing of the purchase of the Prospect. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Financial statements of the acquired business are not included in this Form 8-K report. Such financial statements will be filed within 71 calendar days of the date on which this Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

Pro forma financial information relative to the acquired business is not included in this Form 8-K report. Such pro forma financial information will be filed within 71 calendar days of the date on which this Form 8-K is required to be filed.

(d)	Exhibits

99.1	Press release, dated February 9, 2017, regarding closing of acquisition of Reeves County, Texas assets

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: February 14, 2017
	By:	/s/ John P. Boylan
John P. Boylan, President

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